Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY

CSN ISLANDS IX CORP.

OFFER TO EXCHANGE

10.00% Guaranteed Notes due January 2015

that have been registered under the Securities Act of 1933

for any and all

Unregistered 10.00% Guaranteed Notes due January 2015

Unconditionally and Irrevocably Guaranteed by

COMPANHIA SIDERÚRGICA NACIONAL

This instrument or one substantially equivalent hereto must be used in connection with the Exchange Offer of CSN Islands IX Corp. (the “Company”) made pursuant to the Prospectus, dated , 2005 (the “Prospectus”) of the Company and Companhia Siderúrgica Nacional, and the related Letter of Transmittal (the “Letter of Transmittal”), if certificates for Old Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach HSBC Bank USA, National Association (the “Exchange Agent”), prior to 5:00 p.m., New York City time, on                     , 2005 (the “Expiration Date”). This instrument may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. Capitalized terms used herein but not defined herein are defined in the Letter of Transmittal.

Delivery to: HSBC Bank USA, National Association (the “Exchange Agent”)

By Registered or Certified Mail:	By Overnight Delivery or by Hand between 8 a.m. and 4:30 p.m.:
HSBC Bank USA, National Association	HSBC Bank USA, National Association
Corporate Trust and Loan Agency	Corporate Trust and Loan Agency
2 Hanson Place, 14th Floor	2 Hanson Place, 14th Floor
Brooklyn, NY 11217-1409	Brooklyn, NY 11217-1409
Attn: Paulette Shaw	Attn: Paulette Shaw
To Confirm by Telephone or for Information:	Facsimile Transmissions:
(718) 488-4475	(718) 488-4488

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY OF THIS INSTRUMENT.

Ladies and Gentlemen:

Upon the terms and conditions of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Principal Amount of Old Notes Tendered (must be in denominations of principal amount of $1,000 or any integral multiple thereof): $

Certificate Nos. (if available):	CUSIP Nos.:

Total Principal Amount Represented by Old Notes Certificate(s):	If Old Notes will be delivered by book-entry transfer to The Depository Trust Company (“DTC”), provide account number.

$	DTC Account Number:

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X

X
Signature(s) of Owner(s) or Authorized Signature	Date

Area Code and Telephone Number:

Must be signed by the holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name:

Capacity:

Address(es):

2

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code	Date

DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS INSTRUMENT.

CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR

PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

3